UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

November 30, 2023

Date of Report (Date of earliest event reported)

ROTH CH ACQUISITION V CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41105	86-1229207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCL	The Nasdaq Stock Market LLC
Warrants	ROCLW	The Nasdaq Stock Market LLC
Units	ROCLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, the Board of Directors (the “Board”) of Roth CH Acquisition V Co.. (the “Company”) appointed Joseph Tonnos as Chief Investment Officer of the Company, effective November 30, 2023.

Joseph Tonnos will serve as Chief Investment Officer and has been a Managing Director at Roth Capital Partners since April of 2023. Mr. Tonnos has over 13 years of experience investing in and advising acquisition candidates, completing due diligence, financial modeling and deal structuring. Mr. Tonnos also serves as Chief Investment Officer of Roth CH Acquisition Co. From 2021 to 2023, Mr. Tonnos served as a Principal and Associate Portfolio Manager at Meteora Capital, an investment adviser specializing in SPAC-related, structured and illiquid investments and was the Chief Financial Officer of GSR II Meteora Acquisition Corp., a SPAC sponsored by Meteora which completed a business combination with Bitcoin Depot, Inc. During 2021, Mr. Tonnos also served as an Associate Portfolio Manager at Glazer Capital. From 2017 until 2021, Mr. Tonnos worked at Mistral Equity Partners, a consumer & retail focused investment group as a Principal. From 2017 until 2022, Mr. Tonnos served as the Senior Vice President of Haymaker I, II, and III, three special purpose acquisition companies affiliated with Mistral Equity Partners. Haymaker I, II and III all successfully completed business combinations with OneSpaWorld Ltd., ARKO Holdings Ltd. and Biote Corp. respectively. His experience spans evaluating, executing, structuring and monitoring public, private and venture capital investments. He has advised companies and shareholders on capital raising, mergers, acquisitions, divestitures, leveraged buyouts and capital structure alternatives. Mr. Tonnos is also the Co-Founder of Ketch Ventures, an early-stage consumer investment syndicate. In the last five years he served or continues to serve on the several boards, including Worldwise, Inc., a privately held pet products company, Los Sundays Tequila, a lifestyle beverage company, and Aether Diamonds, a carbon-negative diamond producer, among others. Mr. Tonnos has also been a board observer of The Lovesac Company, Inc. (NASDAQ: LOVE) from 2017 until 2021 and serves on the Board of Advisors at Niagara University. Prior to Mistral, Mr. Tonnos served as an investment banker at Bank of America Merrill Lynch and Lazard and as a foreign exchange trader at CIBC Capital Markets. Mr. Tonnos received his B.S. and M.B.A. from Niagara University, graduating magna cum laude.

There are no other arrangements or understandings pursuant to Mr. Tonnos’ appointment as Chief Investment Officer. There are no family relationships among any of the Company’s executive officers, members of the Board and Mr. Tonnos, and there are no transactions with Mr. Tonnos that require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2023

ROTH CH ACQUISITION V CO.

By:	/s/ John Lipman
Name:	John Lipman
Title:	Co-Chief Executive Officer and Co-Chairman of the Board

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